SCHEDULE B: Portfolios
Effective Date: March 26, 2014

All capitalized terms not otherwise defined herein have the meaning set forth in the Administrative Service Agreement. For any Fund that has multiple classes of shares, the available class shall be Institutional Class unless otherwise stated. The list of Funds below is subject to change from time to time without notice at the discretion of the Company. Future updates to the list of available Funds will be made at: http://www.dfaus.com/pdf/intermediary fund list.pdf, which shall amend and restate the list of available Funds below.

Prospectuses and statements of additional information for Funds are available at http://www.dfaus.com/other/prospectuses/prospectuses.html. Funds with an asterisk (*) are portfolios of Dimensional Investment Group Inc. All other portfolios are portfolios of DFA Investment Dimensions Group Inc.

Fund Name (Equity Portfolios)	Symbol	Cusip #
U.S. Large Company Portfolio*	DFUSX	254-34D-823
U.S. Large Cap Equity Portfolio	DUSQX	233-20G-240
Enhanced U.S. Large Company Portfolio	DFELX	233-203-637
U.S. Large Cap Value Portfolio	DFLVX	233-203-827
U.S. Small Cap Portfolio	DFSTX	233-203-843
U.S. Targeted Value Portfolio	DFFVX	233-203-595
U.S. Core Equity 1 Portfolio	DFEOX	233-203-413
U.S. Core Equity 2 Portfolio	DFQTX	233-203-397
U.S. Vector Equity Portfolio	DFVEX	233-203-389
U.S. Micro Cap Portfolio	DFSCX	233-203-504
U.S. Small Cap Value Portfolio	DFSVX	233-203-819
DFA Real Estate Securities Portfolio	DFREX	233-203-835
DFA International Real Estate Securities Portfolio	DFITX	233-203-348
DFA Global Real Estate Securities Portfolio	DFGEX	233-20G-554
Large Cap International Portfolio	DFALX	233-203-868
DFA International Value Portfolio*	DFIVX	254-34D-203
DFA International Small Cap Value Portfolio	DISVX	233-203-736
International Small Company Portfolio	DFISX	233-203-629
International Core Equity Portfolio	DFIEX	233-203-371
World ex U.S. Core Equity Portfolio	DFWIX	252-39Y-592
International Vector Equity Portfolio	DFVQX	233-20G-539
World ex U.S. Value Portfolio	DFWVX	233-20G-471
World ex U.S. Targeted Value Portfolio	DWUSX	252-39Y-618
Selectively Hedged Global Equity Portfolio	DSHGX	233-20G-331
Emerging Markets Portfolio	DFEMX	233-203-785
Emerging Markets Value Portfolio	DFEVX	233-203-587
Emerging Markets Small Cap Portfolio	DEMSX	233-203-611
Emerging Markets Core Equity Portfolio	DFCEX	233-203-421
United Kingdom Small Company Portfolio	DFUKX	233-203-207
Continental Small Company Portfolio	DFCSX	233-203-702
Asia Pacific Small Company Portfolio	DFRSX	233-203-850
Japanese Small Company Portfolio	DFJSX	233-203-108

Fund Name (T.A. Portfolios)	Symbol	Cusip #
T.A. U.S. Core Equity 2 Portfolio	DFTCX	233-203-314
T.A. World ex U.S. Core Equity Portfolio	DFTWX	233-20G-505

Fund Name (Commodity Portfolio)	Symbol	Cusip #
DFA Commodity Strategy Portfolio	DCMSX	233-20G-463

Fund Name (Fixed Income Portfolios)	Symbol	Cusip #
DFA One-Year Fixed Income Portfolio	DFIHX	233-203-603
DFA Two-Year Global Fixed Income Portfolio	DFGFX	233-203-645
DFA Short-Term Government Portfolio	DFFGX	233-203-405
DFA Intermediate Government Fixed Income Portfolio	DFIGX	233-203-876
DFA Five-Year Global Fixed Income Portfolio	DFGBX	233-203-884
DFA Inflation-Protected Securities Portfolio	DIPSX	233-203-355
DFA Selectively Hedged Global Fixed Income Portfolio	DFSHX	233-203-223
DFA Short-Term Extended Quality Portfolio	DFEQX	233-20G-521
DFA Intermediate-Term Extended Quality Portfolio	DFTEX	233-20G-513
DFA Commodity Strategy Portfolio	DCMSX	233-20G-463
DFA Investment Grade Portfolio	DFAPX	233-20G-448
DFA World ex U.S. Government Fixed Income Portfolio	DWFIX	233-20G-323
DFA Inflation Protected Securities Portfolio	DIPSX	233-203-355
DFA Short-Duration Real Return Portfolio	DFAIX	252-39Y-576

Fund Name (Social Core Portfolios)	Symbol	Cusip #
U.S. Social Core Equity 2 Portfolio	DFUEX	233-203-298
U.S. Sustainability Core 1 Portfolio	DFSIX	233-203-215
International Social Core Equity Portfolio	DSCLX	252-39Y-626
International Sustainability Core 1 Portfolio	DFSPX	233-203-199
Emerging Markets Social Core Portfolio	DFESX	233-203-363
DFA International Value ex Tobacco Portfolio	DFVLX	233-20G-547

Fund Name (Growth Portfolios)	Symbol	Cusip #
U.S. Large Cap Growth Portfolio	DUSLX	233-20G-281
U.S. Small Cap Growth Portfolio	DSCGX	233-20G-273
International Large Cap Growth Portfolio	DILRX	233-20G-265
International Small Cap Growth Portfolio	DISMX	233-20G-257

Fund Name (Global Allocation Portfolios)	Symbol	Cusip #
Global Equity Portfolio*	DGEIX	254-34D-674
Global Allocation 60/40 Portfolio*	DGSIX	254-34D-658
Global Allocation 25/75 Portfolio*	DGTSX	254-34D-633

Additionally, the following portfolios of DFA Investment Dimensions Group Inc. are also available strictly to non-plan investors (plans and plan-participants <u>may not invest</u> in the following):

Fund Name (Tax-Managed Portfolios)	**Symbol**	**Cusip #**
Tax-Managed U.S. Marketwide Value Portfolio	DTMMX	233-203-561
Tax-Managed U.S. Equity Portfolio	DTMEX	233-203-447
Tax-Managed U.S. Small Cap Portfolio	DFTSX	233-203-553
Tax-Managed U.S. Targeted Value Portfolio	DTMVX	233-203-579
Tax-Managed DFA International Value Portfolio	DTMIX	233-203-546

Fund Name (Municipal Bond Portfolios)	**Symbol**	**Cusip #**
DFA Short-Term Municipal Bond Portfolio	DFSMX	233-203-439
DFA California Short-Term Municipal Bond Portfolio	DFCMX	233-203-330
DFA California Intermediate-Term Municipal Bond	DCIBX	233-20G-430
DFA Intermediate-Term Municipal Bond Portfolio	DFTIX	233-20G-315